Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2012 relating to the financial statements, which appears in Vermillion, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

January 10, 2014